UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

PINSTRIPES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 Willow Road

Northbrook, IL 60062

(Address of principal executive offices)

(847) 480-2323

(Registrant’s telephone number, including area code)

Banyan Acquisition Corporation

400 Skokie Blvd

Suite 820

Northbrook, Illinois 60062

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PNST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 29, 2023 (the “Closing Date”), the registrant consummated the previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated as of June 22, 2023 (as amended and restated as of September 26, 2023 and November 22, 2023, the “Business Combination Agreement”), by and among Banyan Acquisition Corporation, a Delaware corporation (“Banyan”), Panther Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Banyan (“Merger Sub”), and Pinstripes, Inc., a Delaware corporation (“Pinstripes”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” On the Closing Date, Merger Sub merged with and into Pinstripes (the “Merger”), with Pinstripes surviving the Merger as a wholly-owned subsidiary of Banyan (the date and time that the Merger becomes effective being referred to as the “Effective Time). On November 28, 2023, Banyan filed with the SEC an amended Registration Statement on Form S-4 (the “Registration Statement”), which included a preliminary proxy statement and prospectus of Banyan and preliminary consent solicitation statement of Pinstripes in connection with the Business Combination and related matters as described in the Registration Statement. The Registration Statement was declared effective on December 4, 2023, and on December 5, 2023, Banyan filed with the SEC the definitive joint proxy statement/consent solicitation statement/prospectus, which was mailed or delivered, as applicable, together with other relevant documents, to the respective stockholders of Banyan and Pinstripes (the “definitive joint proxy statement/consent solicitation statement/prospectus”).

In connection with the Business Combination, among other things, (i) Banyan has been renamed “Pinstripes Holdings, Inc.,” (ii) each of the then-issued and outstanding shares of Class A common stock, par value $0.0001 per share, of Banyan (the “Banyan Class A Common Stock”), other than the Vesting Shares (as defined below), continued as a share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), (iii) each of the then-issued and outstanding shares of Class B common stock, par value $0.0001 per share, of Banyan (the “Banyan Class B Common Stock” and, together with the Banyan Class A Common Stock, the “Banyan Common Stock”) other than the Vesting Shares, converted, on a one-for-one basis, into a share of Class A Common Stock, (iv) 915,000 of the then-issued and outstanding shares of Banyan Common Stock held by Banyan Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), George Courtot, Bruce Lubin, Otis Carter, Kimberley Annette Rimsza, Matt Jaffee and Brett Biggs (together with the Sponsor, the “Sponsor Holders”) that are subject to forfeiture and/or vesting on the basis of achieving certain trading price thresholds following the Closing pursuant to the Business Combination Agreement (the “Vesting Shares”) converted, on a one-for-one basis, into shares of Series B-1 common stock, par value $0.0001 per share of the Company (the “Series B-1 Common Stock”), and 915,000 of the Vesting Shares converted, on a one-for-one basis, into shares of Series B-2 common stock, par value $0.0001 per share of the Company (the “Series B-2 Common Stock”), (v) each then-issued and outstanding whole warrant exercisable for one share of Banyan Class A Common Stock become exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of January 19, 2022, by and between Banyan and Continental Stock Transfer & Trust Company, as warrant agent (as amended or amended and restated from time to time), and (vi) the Sponsor Holders forfeited an aggregate of 1,018,750 shares of Banyan Common Stock, which were re-issued as Class A Common Stock to certain investors in Banyan who agreed not to redeem their respective shares of Banyan Class A Common Stock in connection with Banyan’s extension meeting held on April 21, 2023 and also forfeited an additional aggregate of 1,242,975 shares of Banyan Common Stock as discussed further below. Additionally, The public units of Banyan automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Immediately prior to the Effective Time, each outstanding share of Pinstripes preferred stock (other than the Series I Convertible Preferred Stock, as defined below) automatically converted into shares of Pinstripes common stock, par value $0.01 per share (“Pinstripes Common Stock”), in accordance with the governing documents of Pinstripes, and each warrant and convertible note of Pinstripes was automatically exercised for, or converted into, shares of Pinstripes Common Stock. At the Effective Time, each share of Pinstripes Common Stock (including as a result of the warrant exercises and convertible note conversions specified above, but excluding any dissenting shares and cancelled treasury stock and shares of Pinstripes Common Stock issued in connection with the conversion of the Series I Convertible Preferred Stock (as defined below) of Pinstripes), was automatically cancelled and extinguished and converted into the right to receive shares of Class A Common Stock, determined in accordance with the Business Combination Agreement, at an exchange ratio of approximately 1.85 shares of Class A Common Stock for each share of Pinstripes Common Stock (the “Exchange Ratio”). In addition, the holders of the outstanding shares of Pinstripes Common Stock immediately prior to the closing of the Business Combination (excluding holders of common stock issued in connection with the conversion of the Series I Convertible Preferred Stock of Pinstripes) received an aggregate of 2,500,000 shares of Series B-1 Common Stock, 2,500,000 shares of Series B-2 Common Stock and 4,000,000 shares of Series B-3 Common Stock, par value $0.0001 per share of the Company (the “Series B-3 Common Stock, and, together with the Series B-1 Common Stock and Series B-2 Common Stock, the “Class B Common Stock”), in each case, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger. The Class B Common Stock is subject to the vesting and forfeiture conditions and restrictions on transfer as implemented in the Second Amended and Restated Certificate of Incorporation of the Company and as further described in Item 3.03. In addition, the Sponsor Holders forfeited 1,242,975 shares of Banyan Common Stock, which shares were re-issued to holders of shares of Pinstripes Common Stock outstanding immediately prior to the Closing as Class A Common Stock, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger. Further, each option (whether vested or unvested) to purchase shares of Pinstripes Common Stock that was outstanding as of immediately prior to the Effective Time was converted into an option to purchase a number of Class A Common Stock based on the Exchange Ratio.

Each outstanding share of Pinstripes Common Stock received upon conversion of Series I Convertible Preferred Stock of Pinstripes (the “Series I Convertible Preferred Stock”), including accrued dividends thereon, was automatically cancelled and extinguished and converted into the right to receive shares of Class A Common Stock determined in accordance with the Business Combination Agreement, based on an exchange ratio of approximately 2.6 shares of Class A Common Stock for each share of Pinstripes Common Stock. In addition, the Sponsor Holders forfeited 507,025 shares of Banyan Common Stock, which shares were re-issued to holders of the Series I Convertible Preferred Stock as Class A Common Stock, pro rata based upon each such holder’s entitlement to consideration in connection with the Merger.

Also on December 29, 2023, immediately following consummation of the Business Combination, Pinstripes and the registrant entered into a Loan Agreement (the “Oaktree Loan Agreement”) with Oaktree Fund Administration, LLC, as agent (the “Agent”) and the lenders party thereto (the “Lenders), providing for a term loan of $50.0 million to Pinstripes (the “Tranche 1 Loan”). In connection with the closing of the Tranche 1 Loan, the Lenders were granted fully detachable warrants exercisable for an aggregate of 2,500,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (the “Tranche 1 Warrants”). Also on December 29, 2023, immediately following the consummation of the Business Combination, Pinstripes borrowed an additional $5.0 million under the Loan Agreement, dated as of March 7, 2023 by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Silverview Loan Agreement”).

Prior to the special meeting of Banyan stockholders to approve the Business Combination and other related matters (the “Special Meeting”), holders of 2,652,419 Class A Common Stock sold in Banyan’s initial public offering properly exercised their right to have their shares redeemed for a pro rata portion of the trust account holding the proceeds from Banyan’s initial public offering, calculated as of two business days prior to the Closing. As a result, on December 29, 2023, Banyan redeemed 2,652,419 shares of Class A Common Stock for $10.76 per share (the “public share redemptions”). Following the public share redemption, there was $346,545.63 remaining in Banyan’s trust account.

As of the Closing Date, following the public share redemptions and the giving effect to the Merger and the other transactions discussed above, the following securities of the Company were issued and outstanding: (i) 39,918,036 shares of Class A Common Stock, (ii) 3,415,000 shares of Series B-1 Common Stock, (iii) 3,415,000 shares of Series B-2 Common Stock, (iv) 4,000,000 shares of Series B-3 Common Stock, (iv) 23,985,000 Pinstripes Warrants (exercisable for 23,985,000 shares of Class A Common Stock) and (v) Tranche 1 Warrants exercisable for 2,500,000 shares of Class A Common Stock. The Class A Common Stock and Pinstripes Warrants commenced trading on the New York Stock Exchange (the “NYSE”) under the symbols “PNST” and “PNST WS,” respectively, on January 2, 2024.

Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant,” the “Company,” “we,” “us” and “our” refer to Banyan prior to the Closing, and to Pinstripes Holdings, Inc. and, where appropriate, its subsidiaries following the Closing.

Item 1.01 Entry into a Material Definitive Agreement.

Oaktree Loan Agreement

On December 29, 2023, Pinstripes and the Company entered into the Oaktree Loan Agreement on terms substantially the same as those set forth in the non-binding term sheet disclosed in a current report on Form 8-K filed by Banyan on December 19, 2023 and closed the Tranche 1 Loan. The Oaktree Loan Agreement provides that:

•	interest on the Tranche 1 Loan accrue on a daily basis calculated based on a 360-day year at a rate per annum equal to (i) 12.5% payable quarterly in arrears, at Pinstripes’ option either in cash or in kind (subject to certain procedures and conditions); provided that the interest payable in respect of any period following December 31, 2024, interest under this clause (i) will be required to be paid solely in cash, plus (ii) 7.5% payable quarterly in arrears, at Pinstripes’ option, either in cash or in kind (subject to certain procedures and conditions);

•	the maturity date of the Tranche 1 Loan is December 29, 2028;

•	the obligations of Pinstripes under the Tranche 1 Loan are unconditionally guaranteed (the “Guarantees”) by the Company and certain other subsidiaries of Pinstripes (collectively, the “Guarantors”);

•	the obligations under the Tranche 1 Loan and the Guarantees are secured by a second lien security interest in substantially all assets of Pinstripes and the Guarantors, subordinate to the first lien security interests of the other senior secured lenders of Pinstripes, and including a pledge of the equity of Pinstripes;

•	Pinstripes and the Guarantors are subject to certain financial covenants that require the Company and its subsidiaries to maintain a minimum specified total net leverage ratio, beginning on January 6, 2025 and thereafter throughout the term of the loan as follows:

January 6, 2025	6.00:1.00
January 7, 2025 – January 4, 2026	5.00:1.00
January 5, 2026 – January 3, 2027	4.50:1.00
January 4, 2027 – January 2, 2028	4.00:1.00
After January 2, 2028	3.75:1.00

•	Pinstripes and the Guarantors are subject to negative covenants restricting the activities of Pinstripes and the Guarantors, including, without limitation, limitations on dispositions; mergers or acquisitions; incurring indebtedness or liens; paying dividends or redeeming stock or making other distributions; making certain investments; and engaging in certain other transactions;

•	any prepayment of the Tranche 1 Loan prior to its maturity date will be subject to a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points; and

•	in connection with the Tranche 1 Loan Closing, the Lenders were granted fully detachable warrants exercisable for an aggregate of 2,500,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (the “Tranche 1 Warrants”). In the event that the volume-weighted average price per share of Class A Common Stock during the period commencing on the 91st day after Tranche 1 Loan Closing and ending 90 days thereafter is less than $8.00 per share, the Lenders will be granted additional Tranche 1 Warrants exercisable for an aggregate of 187,500 shares of Class A Common Stock, and in the event that the volume-weighted average price per share of Class A Common Stock during the period commencing on the 91st day after Tranche 1 Loan Closing and ending 90 days thereafter is less than $6.00 per share, the Lenders will instead be granted additional Tranche 1 Warrants exercisable for 412,500 shares of Class A Common Stock. The Oaktree Loan Agreement further provides that (i) the Tranche 1 Warrants may be exercised at any time after the Tranche 1 Loan Closing, and prior to the date that is ten years from the Tranche 1 Loan Closing and (ii) subject to customary exceptions, the Lenders will agree not to transfer, assign or sell any Tranche 1 Loan Warrants, or the shares of Class A Common Stock underlying such Tranche 1 Loan Warrants, until 12 months after the Tranche 1 Loan Closing.

The Oaktree Loan Agreement also provides that the Lenders will have the option at their sole discretion and election, but not the obligation, subject to satisfaction of certain conditions, to fund an additional loan of $40.0 million (the “Tranche 2 Loans”) no earlier than nine months and no later than 12 months following the Tranche 1 Loan Closing. The Oaktree Loan Agreement provides that in connection with the funding of Tranche 2 Loans, the Lenders will be granted additional warrants exercisable for an aggregate of 1,750,000 shares of Class A Common Stock, at an exercise price of $0.01 per share (the “Tranche 2 Warrants” and, together with the Tranche 1 Warrants, the “Oaktree Warrants”) and that, in the event that the volume-weighted average price per share of Class A Common Stock during the period commencing on the 91st day after the Tranche 1 Loan Closing and ending 90 days thereafter is less than $6.00 per share, the Lenders will instead be granted Tranche 2 Warrants exercisable for an aggregate of 1,900,000 shares Class A Common Stock, at an exercise price of $0.01 per share. The Oaktree Warrants will be exercisable on a cashless basis and the Company has agreed to register for resale of the shares of Class A Common Stock underlying the Oaktree Warrants.

The Oaktree Loan Agreement also provides that the Agent will have the right to either appoint a director to the Board of Directors of the Company (the “Board”) or an observer to the Board, at the election of the Agent. The Agent will initially appoint an observer to the Board.

Oaktree Continuing Guaranty Agreement and Pledge and Security Agreement

On December 29, 2023, Pinstripes and the Guarantors entered into a Continuing Guaranty Agreement (the “Oaktree Guaranty Agreement”) with the Agent, as collateral agent. Pursuant to the Guaranty Agreement, Pinstripes and Guarantors guaranteed the Obligations, as defined in the Oaktree Loan Agreement. On December 29, 2023, Pinstripes and the Guarantors entered into a Pledge and Security Agreement (the “Oaktree Pledge and Security Agreement”) with the Agent, as collateral agent. Pursuant to the Pledge and Security Agreement, Pinstripes and the Guarantors granted the Collateral Agent a security interest in substantially all of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of all of the Obligations.

Silverview Loan Agreement Amendment and Joinder

On December 29, 2023, Pinstripes, the other guarantors party thereto, Silverview Credit Partners LP, as agent (“Silverview”), and the lenders party thereto entered into the Fifth Amendment (the “Silverview Fifth Amendment”) to the Silverview Loan Agreement and Second Amendment to Pledge and Security Agreement. On December 29, 2023 the Company also entered into that certain Omnibus Joinder (the “Siverview Joinder”) with Silverview pursuant to which the Company agreed to become a party to (i) that certain continuing Guaranty Agreement, dated Mach 7, 2023, among Pinstripes, the other guarantors defined therein, and Silverview and (ii) Pledge and Security Agreement, dated Mach 7, 2023 among Pinstripes and the other grantors (as defined therein). Pursuant to the Fifth Amendment, the Silverview Loan Agreement was modified to (x) permit the transactions contemplated in connection with the Business Combination, (y) permit the Tranche 1 Loan, subject to the terms of an intercreditor agreement between Silverview and Oaktree Fund Administration, LLC, and (z) conform the representations, warranties, and financial covenants owed by Pinstripes to Silverview to be substantially similar to those set forth in the Tranche 1 Loan. In connection with the Joinder, the Company has agreed to guarantee payment in full of the amounts owed by Pinstripes pursuant to the Silverview Loan Agreement and has granted a first lien security interest in and pledge of all shares of stock of Pinstripes held by the Company.

On December 29, 2023, Pinstripes also borrowed an additional $5.0 million pursuant to the Silverview Loan Agreement.

Granite Creek Loan Agreement Amendment and Joinder

On December 29, 2023, Pinstripes, GCCP II Agent, LLC, as agent (“Granite Creek”) and the lenders party thereto entered into Amendment No. 2 to (the “Granite Creek Amendment No. 2”) to the Term Loan and Security Agreement, dated as of April 19, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Granite Creek Loan Agreement”). On December 29, 2023 the Company also entered into that certain Guaranty (the “Granite Creek Guaranty”) with Granite Creek pursuant to which the Company has guaranteed payment of amounts owed by Pinstripes pursuant to the Granite Creek Loan Agreement. Pursuant to Amendment No. 2, the Granite Creek Loan Agreement was modified to (i) permit the transactions contemplated in connection with the Business Combination, and (ii) permit the Tranche 1 Loan, subject to the terms of an intercreditor agreement between Granite Creek and Oaktree Fund Administration, LLC.

Director Designation Agreement

On the Closing Date, the Company and Mr. Dale Schwartz, the chief executive officer of the Company, entered into a Director Designation Agreement (the “Director Designation Agreement”), pursuant to which, among other things, Mr. Schwartz will have the right to designate: (i) four directors for election to the Board so long as Mr. Schwartz or any trusts or family partnerships he controls (collectively, the “Schwartz Group”) beneficially own a number of shares (provided that no member of the Schwartz Group will be deemed to beneficially own any unvested Class B Common Stock) equal to at least 70% of the number of shares of Class A Common Stock the members of the Schwartz Group are issued in connection with the Business Combination, but excluding any unvested Class B Common Stock (the “Key Individual Shares”), (ii) three directors for election to the Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 50% (but less than 70%) of the number of Key Individual Shares, (iii) two directors for election to the Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 25% (but less than 50%) of the number of Key Individual Shares and (iv) one director for election to the Board so long as the members of the Schwartz Group beneficially own a number of shares equal to at least 10% (but less than 25%) of the number Key Individual Shares. Mr. Schwartz also has the right to designate a majority of the members of each committee of the Board for so long as Mr. Schwartz has the ability to designate at least four individuals for nomination to the Board. At all other times that Mr. Schwartz has the ability to designate at least one individual for nomination to the Board, Mr. Schwartz will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee. Additionally, the Company will not increase or decrease the size of the Board or amend or adopt new organizational documents, corporate policies or committee charters that might reasonably be deemed to adversely affect any of Mr. Schwartz’ rights under the Director Designation Agreement without the consent of Mr. Schwartz so long as Mr. Schwartz has the ability to designate at least one individual for nomination to the Board. Each of Mr. Schwartz’s designees (other than himself) must qualify as independent directors under the rules of the New York Stock Exchange (or, if not the New York Stock Exchange, the principal U.S. national securities exchange upon which the Class A Common Stock is then listed). Mr. Schwartz named Diane Aigotti as his director designee in Class I, Larry Kadis and Jack Greenberg as his director designees in Class II and Mr. Schwartz himself as his director designee in Class III (such classes being discussed under “Directors and Executive Officers” below).

A&R Registration Rights Agreement

On the Closing Date, the Company, the Sponsor Holders, Mr. Schwartz, the other executive officer and directors of the Company and certain other equityholders of the Company (collectively, the “Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the parties were granted customary registration rights with respect to the Class A Common Stock. Pursuant to the A&R Registration Rights Agreement, the Company is obligated to, among other things use its reasonable best efforts to file a registration statement on Form S-1 covering the resale of approximately 40,000,000 shares held by, or underlying other securities held, by the Holders by February 12, 2024, to use reasonable best efforts to cause such registration statement to become effective by April 12, 2024 and to thereafter use reasonable best efforts to maintain the effectiveness of such registration statement (subject to certain exceptions). The Registration Rights Agreements also includes other customary provisions, including shelf takedown and piggyback rights and as to indemnification and contribution of the Holders.

The above descriptions of the material terms of the Form of Tranche 1 Warrant, the Oaktree Loan Agreement, the Oaktree Guaranty Agreement, the Oaktree Pledge and Security Agreement, the Fifth Amendment, the Silverview Joinder, the Granite Creek Amendment No. 2, the Granite Creek Guaranty, the Director Designation Agreement and the Registration Rights Agreement, (collectively, the “Transaction Documents”) are qualified in their entirety by reference to the full text of the Transaction Documents, which are filed as Exhibits 4.2 and 10.1 through 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

In addition, the material terms of the Business Combination are described in greater detail in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “The Business Combination Proposal—The Business Combination Agreement” beginning on page 126, which information is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets immediately following consummation of the Merger consist of equity interests in Pinstripes and an immaterial amount of cash and prepaid expense assets.

The information provided below relates to the Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of the Company to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to the Company; risks related to the Company’s current growth strategy; the Company’s ability to successfully open and integrate new locations; risks related to the substantial indebtedness of the Company; risks related to the capital intensive nature of the Company’s business; the ability of the Company to attract new customers and retain existing customers; the impact of the COVID-19 pandemic, including the resulting labor shortage and inflation, on the Company; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive joint proxy statement/consent solicitation statement/prospectus relating to the proposed Business Combination and other documents filed by the Company from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of the Company with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Business and Properties

The information set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Information About Pinstripes” beginning on page 262 is incorporated herein by reference.

Risk Factors

The information set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Risk Factors” beginning on page 66 and in the Company’s Current Report on Form 8-K filed on December 19, 2023 is incorporated herein by reference.

Financial Information

Unaudited Condensed Financial Statements

The unaudited condensed consolidated financial statements of Pinstripes, Inc. as of October 15, 2023 and for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022 set forth in Exhibit 99.1 hereto has been prepared in accordance with U.S. generally accepted accounting principles and pursuant to SEC regulations. The condensed consolidated financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Pinstripes’ financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Pinstripes, Inc. as of April 30, 2023 and April 24, 2022 and for the years ended April 30, 2023, April 24, 2022 and April 25, 2021, and the related notes, included in definitive joint proxy statement/consent solicitation statement/prospectus, which are incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the twelve and twenty-four weeks ended October 15, 2023 and for the year ended April 30, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition

The information set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pinstripes” beginning on page 275 is incorporated herein by reference. The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pinstripes for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022 is included in Exhibit 99.3 hereto and incorporated herein by reference.

Directors and Executive Officers

As of the Closing Date, the Board is divided into the following classes:

•	Class I, which consist of Jerry Hyman and Diane Aigotti, whose terms will expire at the Company’s first annual meeting of stockholders to be held after the completion of the Business Combination;

•	Class II, which consists of George Koutsogiorgas and Larry Kadis, whose terms will expire at the Company’s second annual meeting of stockholders to be held after the completion of the Business Combination; and

•	Class III, which consist of Dale Schwartz, Jack Greenberg and Dan Goldberg, whose terms will expire at the Company’s third annual meeting of stockholders to be held after the completion of the Business Combination.

Mr. Schwartz has been appointed by the Board to serve as its chairperson, and Mr. Greenberg has been designated by the Board to serve as its lead independent director.

Messrs. Kadis and Greenberg and Ms. Aigotti serve as members of the Audit Committee of the Board, with Mr. Kadis serving as its chairperson. Messrs. Greenberg and Goldberg and Ms. Aigotti serve as members of the Compensation and Human Capital Committee of the Board, with Mr. Greenberg serving as its chairperson. Messrs. Koutsorgiorgas, Hyman and Kadis serve as members of the Nominating, Corporate Governance and Sustainability Committee of the Board, with Mr. Koutsorgiorgas serving as its chairperson.

Diane Aigotti, 59, served as Executive Vice President, Managing Director and Chief Financial Officer of Ryan Specialty Group, LLC, a global insurance services organization, from January 2010 to March 2021. Prior to joining Ryan Specialty Group, Ms. Aigotti served as Senior Vice President, Chief Risk Officer and Treasurer of Aon plc (f/k/a Aon Corp.) from 2000 to 2008. Earlier in her career, she served as the Vice President of Finance at The University of Chicago Hospitals and Health System from 1998 to 2000 and as Budget Director for the City of Chicago from 1995 to 1997. She also serves on the board of OneDigital Health and Benefits, Inc., which provides consulting and technology solutions to employers for their employees’ health and welfare benefits and also serves on the board and as Audit Committee Chair of GATX Corporation (NYSE: GATX), a global railcar lessor. Ms. Aigotti is qualified to serve on the Board because of her extensive financial expertise, including regarding capital markets transactions, financial reporting and internal controls as well as her substantial expertise in key areas such as financial planning and reporting, operations, risk management, treasury management, mergers and acquisitions, information technology, and tax regulatory compliance.

Information with respect to the Company’s other directors after the Closing, including biographical information, is set forth in the definitive joint proxy statement/consent solicitation statement/prospectus in the section titled “Management of New Pinstripes Following the Business Combination” beginning on page 301, which information is incorporated herein by reference. The information with respect to director designation rights set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Director Designation Agreement” is also incorporated herein by reference.

On December 29, 2023, effective upon the Closing, the following persons were appointed to be executive officers of the Company as set forth below:

Name	Position
Dale Schwartz	President and Chief Executive Officer
Anthony Querciagrossa	Chief Financial Officer

Information with respect to the Company’s executive officers after the Closing, including biographical information regarding these individuals, is set forth in the definitive joint proxy statement/consent solicitation statement/prospectus in the section titled “Management of New Pinstripes Following the Business Combination” beginning on page 301, which information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board.

Executive Compensation and Director Compensation

The compensation of Pinstripes’ named executive officer before the consummation of the Business Combination is described in the definitive joint proxy statement/consent solicitation statement/prospectus in the section titled “Executive Compensation” beginning on page 310, which information is incorporated herein by reference.

The compensation of the directors who served on Pinstripes’ board of directors before the consummation of the Business Combination is described in the definitive joint proxy statement/consent solicitation statement/prospectus in the section titled “Executive Compensation” beginning on page 310, which information is incorporated herein by reference. In connection with the Business Combination, the Company expects to adopt a new non-employee director compensation program, which will be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of the Company’s stockholders.

Certain Relationships and Related Transactions

The information set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Certain Relationships and Related Person Transactions” beginning on page 310 and the information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

The NYSE listing standards require that a majority of the members of the Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Company currently has six “independent directors” as defined in the NYSE listing standards and applicable SEC rules and as determined by the Board using its business judgment: Messrs. Greenberg, Kadis, Goldberg, Koutsogiorgas, Hyman and Ms. Aigotti. The Board also determined that each of the members of the Compensation Committee and the Audit Committee satisfy the additional independence standards for service on compensation committees and audit committees contained as defined in the NYSE listing standards.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of the Closing Date, following the public share redemptions and the Merger, by:

●	each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Common Stock		Series B-1 Common Stock		Series B-2 Common Stock		Series B-3 Common Stock
Name of Beneficial Owners	Number of Shares	Ownership Percentage (1)	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Number of Shares	Ownership Percentage	Percentage of Total Voting Power
Banyan Acquisition Sponsor LLC(1)	13,456,762	26.5%	896,104	26.2%	896,103	26.2%	—	—	24.8%
Keith Jaffee(2)	13,625,512	26.9%	896,104	26.2%	896,103	26.2%	—	—	25.1%
BPR Cumulus (3)	2,759,932	6.9%	206,276	8.3%	206,276	8.3%	330,042	8.3%	7.2%
NONSUCH LLC (4)	2,399,941	6.0%	179,371	7.2%	179,371	7.2%	286,993	7.2%	6.2%
Dale Schwartz	9,671,762	24.3%	722,864	28.9%	722,864	28.9%	1,156,583	28.9%	25.1%
Jack Greenberg(5)	406,022	1.0%	23,438	*	23,438	*	37,500	*	1.0%
Daniel P. Goldberg(6)	960,408	2.4%	64,872	2.6%	64,872	2.6%	103,796	2.6%	2.4%
Jerry Hyman(7)	13,581,762	26.8%	896,104	26.2%	896,103	26.2%	—	—	25.0%
Larry Kadis(8)	812,412	2.0%	53,811	2.2%	53,811	2.2%	86,098	2.2%	2.1%
George Koutsogiorgas(9)	188,427	*	7,175	*	7,175	*	11,480	*	*
Diane Aigotti	—	—	—	—	—	—	—	—	—
Anthony Querciagrossa(10)	13,865	*	—	—	—	—	—	—	*
All directors and executive officers as a group (8 individuals)(11)	25,634,658	59.5%	1,768,264	51.8%	1,768,264	51.8%	1,395,457	34.9%	59.9%

*Less than 1%

(1) Includes (i) 2,596,762 shares of Class A Common Stock and (ii) 10,860,000 shares of Class A Common Stock issuable upon exercise of 10,860,000 Private Placement Warrants purchased by the Sponsor in connection with Banyan’s initial public offering. Jerry Hyman and Keith Jaffee are the members of the board of managers of the Sponsor. As a result, Mr. Hyman and Mr. Jaffee may be deemed to share beneficial ownership of the shares held by the Sponsor. The address of the Sponsor is 400 Skokie Blvd., Suite 820, Northbrook, Illinois, 60062.

(2) Includes (i) 2,596,762 shares of Class A Common Stock and (ii) 10,860,000 shares of Class A Common Stock issuable upon exercise of 10,860,000 Private Placement Warrants purchased by the Sponsor in connection with Banyan’s initial public offering. Keith Jaffee is a member of the board of managers of the Sponsor. As a result, Mr. Jaffee may be deemed to share beneficial ownership of the shares held by the Sponsor. Also includes 168,750 shares of Class A Common Stock held in various trusts of which Mr. Jaffee is trustee. The business address of Mr. Jaffee is 400 Skokie Blvd., Suite 820, Northbrook, Illinois, 60062.

(3) Held by (i) BPR Cumulus LLC, a Delaware limited liability company (“BPR Cumulus”), in its capacity as direct owner of the Class A Common Stock and Class B Common Stock, (ii) BPR OP, LP, a Delaware limited partnership (“BPR OP”), in its capacity as managing member of BPR Cumulus, (iii) BPR Real Estate Holding II LLCC, a Delaware limited liability company (“BPR Real Estate II”), in its capacity as general partner of BPR OP, (iv) BPR Real Estate Holding I LLCC, a Delaware limited liability company (“BPR Real Estate I”), in its capacity as shareholder of BPR Real Estate II, (v) Brookfield Properties Retail Holdings LLC, a Delaware limited liability company (“Retail Holding”), in its capacity as shareholder of BPR Real Estate I, (vi) BPR Fin I Subco Inc., a Delaware corporation (“BPR Fin I”), in its capacity as a shareholder of Retail Holding, (vii) BPR Fin II Inc., a Delaware corporation (“BPR Fin II”), in its capacity as a shareholder of Retail Holding and BPR Fin I, (viii) BPR Holding REIT I LLC, a Delaware limited liability company (“BPR Holding REIT”), in its capacity as shareholder of BPR Fin II, (ix) Brookfield Property L.P., a Bermuda limited partnership (“BPY OP”), in its capacity as shareholder of BPR Holding REIT, (x) Brookfield Property Partners L.P., a Bermuda limited partnership (“BPY”), in its capacity as managing general partner of BPY OP, (xi) Brookfield Property Partners Limited, a Bermuda corporation (“BPY GP”), in its capacity as general partner of BPY, (xii) Brookfield Corporation, an Ontario corporation (“BN”), in its capacity as indirect sole shareholder of BPY GP, and (xiii) BAM Partners Trust, a trust established under the laws of Ontario (“BN Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of BN. The address for BPR Cumulus, BPR OP, BPR Real Estate II, BPR Real Estate I and Retail Holding is 350 N Orleans St., Suite 300, Chicago, IL 60654. The address for BPR Fin I, BPR Fin II and BPR Holding REIT is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The address for BPY OP, BPY and BPY GP is 73 Front Street, 5th Floor, Hamilton, HM12, Bermuda. The address for BN and BN Partnership is Brookfield Place, 181 Bay Street, Suite 300, Toronto, ON M5J 2T3.

(4) The subject securities are directly held by Nonsuch LLC, with a business address of 225 Liberty Street, 31st Floor, New York, NY 10281. Nonsuch LLC is member-managed by its sole member, HBC US Holdings LLC. HBC US Holdings LLC is managed by a board of directors, which consists of more than three (3) individuals, and has the investment and voting power with respect to the subject securities.” Since the board of directors will not be deemed “beneficial owner” we do not believe disclosure of the individuals is required.

(5) Includes 92,430 shares of Class A Common Stock subject to vested options.

(6) Includes 92,430 shares of Class A Common Stock subject to vested options.

(7) Includes (i) 2,596,762 shares of Class A Common Stock and (ii) 10,860,000 shares of Class A Common Stock issuable upon exercise of 10,860,000 Private Placement Warrants purchased by the Sponsor in connection with Banyan’s initial public offering. Jerry Hyman is a member of the board of managers of the Sponsor. As a result, Mr. Hyman may be deemed to share beneficial ownership of the shares held by the Sponsor. Also includes 125,000 shares of Class A Common Stock held directly by Mr. Hyman. The business address of Mr. Hyman is 400 Skokie Blvd., Suite 820, Northbrook, Illinois, 60062.

(8) Includes 92,430 shares of Class A Common Stock subject to vested options.

(9) Includes 92,430 shares of Class A Common Stock subject to vested options.

(10) Includes 13,865 shares of Class A Common Stock subject to vested options.

(11) Unless otherwise noted, the business address of each of the directors and officers of the Company is 1150 Willow Road, Northbrook, Illinois, 60062.

Legal Proceedings

Information about legal proceedings is set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Information About Pinstripes—Legal Proceedings” on page 274, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing, on January 2, 2024, the Class A Common Stock and Pinstripes Warrants began trading on the NYSE under the symbols “PNST” and “PNST WS,” respectively. The public units of Banyan automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

As of the Closing Date, there were approximately 156 holders of record of Class A Common Stock, approximately 25 holders of record of Series B-1 Common Stock, approximately 25 holders of record of Series B-2 Common Stock, approximately 18 holders of record of Series B-3 Common Stock, and four holders of record of the Pinstripes Warrants. Such holder numbers do not include The Depository Trust Company participants or beneficial owners holding shares or Pinstripes Warrants through banks, brokers, other financial institutions or other nominees.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference. Information regarding unregistered sales of Banyan’s securities set forth in Part II, Item 5 of Banyan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, is also incorporated herein by reference.

Description of the Company’s Securities

Information regarding the Class A Common Stock, Class B Common Stock and the Pinstripes Warrants is included in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Description of Securities” beginning on page 327, which information is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Description of Securities—Limitation on liability and indemnification of officers and directors” on page 340, which information is incorporated herein by reference, and in Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreements,” which is also incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued Tranche 1 Warrants exercisable for 2,500,000 shares of Class A Common Stock. The issuance of such Tranche 1 Warrants was not registered under the Securities Act, with such Tranche 1 Warrants being issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

In connection with the Closing, the Company has agreed to issue 50,000 shares of Class A Common Stock in settlement of $0.5 million of transaction costs incurred by Pinstripes for financial advisor, legal and other professional services. The issuance of such shares is not being registered under the Securities Act and is being issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the Business Combination, the Company filed a second amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (the “Bylaws”). The Certificate of Incorporation was approved by the stockholders of Banyan at the special meeting held on December 27, 2023, and prior to that, Banyan’s board of directors approved the Certificate of Incorporation, subject to the approval by Banyan’s stockholders at the special meeting and subject to, and conditioned upon, the consummation of the Business Combination. The material terms of the Certificate of Incorporation and Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included under the section titled “Proposal No. 3 – The Governance Proposals” beginning on page 189 of the definitive joint proxy statement/consent solicitation statement/prospectus and the section titled “Description of Securities” beginning on page 327 of the definitive joint proxy statement/consent solicitation statement/prospectus, which information is incorporated herein by reference.

As described in “Description of Securities” in the definitive joint proxy statement/consent solicitation statement/prospectus, Series B-1 Common Stock and Series B-2 Common Stock are subject the following vesting conditions (any one or more of which may be satisfied at the same time) and transfer restrictions:

(a) if the daily volume-weighted average sale price of one share of Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of common stock of the Company are then listed) is greater than or equal to $12.00 for any twenty days on which shares of the common stock of the Company are actually traded on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of common stock of the Company are then listed) (each such day, a “Trading Day”) (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day period during the period commencing five months after the Closing Date and ending on the fifth anniversary of the Closing Date (the “Earnout Period”), one-hundred percent of the shares of Series B-1 Common Stock immediately vest and convert into shares of Class A Common Stock; and

(b) if the daily volume-weighted average sale price of one share of Class A Common Stock quoted on the New York Stock Exchange (or, if not the New York Stock Exchange, the principal securities exchange on which the shares of common stock of the Company are then listed) is greater than or equal to $14.00 for any twenty Trading Days (which twenty days may or may not be consecutive) within any thirty consecutive Trading Day Period during the Earnout Period, one-hundred percent of the shares of Series B-2 Common Stock shall immediately vest and convert into shares of Class A Common Stock.

As described in “Description of Securities” in the definitive joint proxy statement/consent solicitation statement/prospectus, Series B-3 Common Stock is subject the following vesting condition and transfer restrictions: If the Company’s public issuance of an earnings release for the Company’s fiscal quarter ending at the end of the period starting on January 8, 2024 and ending on January 5, 2025 reports 2024 EBITDA (as defined in the Business Combination Agreement) equal to or greater than $28,000,000, then one-hundred percent of the shares of Series B-3 Common Stock immediately vest and convert into shares of Class A Common Stock.

For a more detailed description of the vesting conditions, including vesting conditions in connection with a change of control, refer to the section entitled “Description of Securities” in the definitive joint proxy statement/consent solicitation statement/prospectus.

The foregoing description of the Certificate of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by the terms of the Certificate of Incorporation and Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountants.

On January 3, 2024, the Audit Committee of the Company’s Board of Directors approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements effective immediately following the closing of the Business Combination. Accordingly, Marcum LLP (“Marcum”), Banyan’s independent registered public accounting firm prior to the Business Combination, was informed on January 3, 2024 that it was dismissed and replaced by Grant Thornton as the Company’s independent registered public accounting firm.

Marcum’s report on Banyan’s financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from March 10, 2021 (inception) through December 31, 2021, and the related notes to the financial statements (collectively, the “Banyan financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph as to Banyan’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through December 29, 2023, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in Banyan’s internal control over financial reporting related to the accrual of legal fees, described in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 of Banyan.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through January 4, 2024, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Banyan financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the appointment of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements effective immediately following the closing of the Business Combination, Ernst & Young LLP (“E&Y”), Pinstripes’ independent registered public accounting firm prior to the Business Combination, was informed on January 3, 2024 that it was dismissed as Pinstripes’ independent registered public accounting firm.

E&Y’s report on Pinstripes’ financial statements as of April 30, 2023 and April 24, 2022 and for each of the three years in the period ended April 30, 2023, and the related notes to the financial statements (collectively, the “Pinstripes financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended April 30, 2023 and April 24, 2022, and the subsequent interim period through January 3, 2024, there were no: (i) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to E&Y’s satisfaction would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in Pinstripes’ internal control over financial reporting related to (A) Pinstripes’ financial statement close process, (B) Pinstripes’ lease accounting processes and (C) the maintenance and accuracy of Pinstripes outstanding equity information and accounting for stock based compensation, described in the Registration Statement on Form S-4 initially filed by Banyan on September 11, 2023, and as subsequently amended.

The Company has provided E&Y with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that E&Y furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by E&Y in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from E&Y is attached hereto as Exhibit 16.2.

During the fiscal years ended April 30, 2023 and April 24, 2022, and the subsequent interim period through January 4, 2024, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Pinstripes financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, in connection with the Business Combination, and conditioned upon and effective as of the Closing, each of Keith Jaffee, Bruce Lubin, Otis Carter and Peter Cameron resigned as a director of Banyan. Also on December 29, 2023, in connection with the Business Combination, and conditioned upon and effective as of the Closing, Keith Jaffee resigned as the Company’s Chief Executive Officer and George Courtot resigned as the Company’s Chief Financial Officer.

The information regarding the Company’s directors and executive officers set forth under the heading “Directors and Executive Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The information set forth in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “Certain Relationships and Related Person Transactions” beginning on page 313 is also incorporated herein by reference.

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers to the fullest extent permitted by applicable law and to advance and reimburse expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing summary of the indemnification agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of indemnification agreement, which is filed as Exhibit 10.20 to this Current Report on Form 8-K and incorporated herein by reference.

On the Closing Date, the Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan (the “Incentive Plan”) became effective. The Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of the Company’s service providers with those of its stockholders. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the Incentive Plan, 12,900,000 shares of Class A Common Stock have been initially be reserved for issuance pursuant to awards under the Incentive Plan. The number of shares available for issuance under the Incentive Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 15% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the Incentive Plan as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Board. The Incentive Plan was approved by the stockholders of Banyan at the special meeting held on December 27, 2023, and prior to that, Banyan’s board of directors approved the Incentive Plan, subject to the approval by Banyan’s stockholders at the special meeting and subject to, and conditioned upon, the consummation of the Business Combination. Each option (whether vested or unvested) to purchase shares of Pinstripes Common Stock that was outstanding as of immediately prior to the Effective Time was converted into an option to purchase a number of Class A Common Stock based on the Exchange Ratio, which options are issued pursuant to and in accordance with the Incentive Plan. A summary of the Incentive Plan is included in the section entitled “Proposal No. 5 – the Equity Incentive Plan Proposal” beginning on page 194 of the definitive joint proxy statement/consent solicitation statement/prospectus, which information is incorporated herein by reference, and such summary is qualified in all respects by the full text of the Incentive Plan, which is filed as Exhibit 10.13 to this Current Report on Form 8-K and incorporated herein by reference.

The Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) was also approved by the stockholders of Banyan at the special meeting held on December 27, 2023, and prior to that, Banyan’s board of directors approved the ESPP, subject to the approval by Banyan’s stockholders at the special meeting and subject to, and conditioned upon, the consummation of the Business Combination. The ESPP will, once implemented by the Company, provide employees of the Company and its participating subsidiaries with the opportunity to purchase Class A Common Stock at a discount through accumulated payroll deductions during successive offering periods. The Company believes that the ESPP will enhance such employees’ sense of participation in its performance, aligns their interests with those of the Company’s stockholders, and will be an incentive and retention tool that benefits the Company’s stockholders. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the ESPP, 850,000 shares of Class A Common Stock will initially be reserved for issuance pursuant to awards under the ESPP. The number of shares available for issuance under the Incentive Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning April 29, 2024, equal to the lesser of (i) 1% of the aggregate number of shares outstanding on the final day of the immediately preceding fiscal year on a fully diluted basis (inclusive of all outstanding awards granted pursuant to the ESPP as of such last day and, if applicable, all outstanding purchase rights pursuant to an employee stock purchase plan maintained by the Company as of such last day) and (ii) any such smaller number of shares as is determined by the Board. summary of the ESPP is included in the section entitled “Proposal No. 6 – the ESPP Proposal” beginning on page 200 of the definitive joint proxy statement/consent solicitation statement/prospectus, which information is incorporated herein by reference, and such summary is qualified in all respects by the full text of the ESPP, which is filed as Exhibit 10.14 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference. Effective upon the Closing, the Company changed its fiscal year end from December 31 to the last Sunday in April.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on December 29, 2023, the Board approved and adopted a new Code of Ethics for Principal and Senior Financial Officers, which is available on the Company’s website, investor.pinstripes.com/governance/governance-documents/default.aspx

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. In addition, the material terms of the Business Combination are described in greater detail in the section of the definitive joint proxy statement/consent solicitation statement/prospectus titled “The Business Combination Proposal—The Business Combination Agreement” beginning on page 87, which information is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The consolidated financial statements of Pinstripes, together with the notes thereto, included in the definitive joint proxy statement/consent solicitation statement/prospectus on pages F-46 through F-93 are incorporated by reference into this Current Report on Form 8-K.

The unaudited condensed consolidated financial statements of Pinstripes as of and for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022, together with the notes thereto, are filed as Exhibit 99.1 and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of October 15, 2023 and for the twelve and twenty-four weeks ended October 15, 2023 and for the year ended April 30, 2023 is filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*†	Second Amended and Restated Business Combination Agreement, dated as of November 22, 2023, by and among Banyan Acquisition Corporation, Panther Merger Sub Inc. and Pinstripes, Inc. (incorporated by reference to Exhibit 2.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).

3.2**	Second Amended and Restated Certificate of Incorporation of Pinstripes Holdings, Inc.

3.3**	Amended and Restated Bylaws of Pinstripes Holdings, Inc.

4.1*	Warrant Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

Exhibit Number	Description of Exhibit
4.2**	Form of Tranche 1 Warrant.

10.1**†	Loan Agreement, dated December 29, 2023, by and among Pinstripes, Inc., as Borrower, Pinstripes Holdings, Inc. as Holdings, Oaktree Fund Administration, LLC as Agent, and the lenders party thereto.

10.2**†	Continuing Guaranty Agreement, dated December 29, 2023, by an among each guarantor party thereto and Oaktree Fund Administration, LLC.

10.3**†	Pledge and Security Agreement, dated as of December 29, 2023, among Pinstripes, Inc., as borrower, Pinstripes Holdings, Inc., as Holdings, each subsidiary of the borrower from time to time party thereto and Oaktree Fund Administration, LLC.

10.4**†	Fifth Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement, dated December 29, 2023 to the Loan Agreement, dated as of March 7, 2023 by and among Pinstripes, Inc., Pinstripes Holdings, Inc., the other guarantors party thereto, Silverview Credit Partners, L.P., as agent and the lenders party thereto.

10.5**†	Omnibus Joinder dated as of December 29, 2023 by and between Silverview Credit Partners, as agent and Pinstripes Holdings, Inc.

10.6**†	Amendment No. 2 to Term Loan and Security Agreement, dated December 29, 2023, by and among Pinstripes, the lenders party thereto and GCCP II Agent, LLC, as agent for the lenders.

10.7**†	Continuing Guaranty Agreement, dated December 29, 2023 by each guarantor party thereto and GCCP II Agent, LLC, as agent.

10.8**	Director Designation Agreement, dated December 29, 2023, by and among Pinstripes Holdings, Inc. and Dale Schwartz.

10.9**†	Amended and Restated Registration Rights Agreement, dated December 29, 2023, by and among Pinstripes Holdings, Inc. and certain security holders named therein.

10.10*	Amended and Restated Sponsor Letter Agreement, dated as of November 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc., Banyan Acquisition Sponsor LLC and other parties thereto (incorporated by reference to Exhibit 10.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).

10.11*	Security Holder Support Agreement, dated as of June 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc. and certain security holders of Pinstripes, Inc. set forth therein (incorporated by reference to Exhibit 10.2 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on June 23, 2023).

10.12*	Lockup Agreement, dated June 22, 2023, by and among Banyan Acquisition Corporation, Pinstripes, Inc. and certain security holders set forth therein (incorporated by reference to Exhibit 10.3 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed the SEC on June 23, 2023).

10.13**	Pinstripes Holdings, Inc. 2028 Omnibus Equity Incentive Plan.

Exhibit Number	Description of Exhibit
10.14**	Pinstripes Holdings, Inc. Employee Stock Purchase Plan.

10.15*	Letter Agreement (incorporated by reference to Exhibit 10.1 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.16*	Warrant Purchase Agreement with Banyan Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.4 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.17*	BTIG Warrants Purchase Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and BTIG (incorporated by reference to Exhibit 10.5 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.18*	I-Bankers Warrants Purchase Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and I-Bankers (incorporated by reference to Exhibit 10.6 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.19*	Support Services Agreement, dated January 19, 2022, by and between Banyan Acquisition Corporation and the Sponsor (incorporated by reference to Exhibit 10.7 to Banyan Acquisition Corporation’s Current Report on Form 8-K, filed with the SEC on January 24, 2022).

10.20**	Form of Indemnity Agreement.

10.21*#	Master Services Agreement, dated as of January 1, 2023, by and between Sysco Chicago Inc. and its affiliates and Pinstripes Inc. (incorporated by reference to Exhibit 10.18 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.22*#	Distribution Capabilities and Proposal for Pinstripes Inc., dated as of March 1, 2010, by and between Pinstripes Inc. and Edward Don & Company (incorporated by reference to Exhibit 10.19 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.23* †	Term Loan and Security Agreement, dated as of April 19, 2023, by and between GCCP II Agent, LLC and Pinstripes Inc. (incorporated by reference to Exhibit 10.20 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.24*†	Amendment No. 1 to the Loan and Security Agreement, dated as of July 27, 2023, by and among Pinstripes Inc., the financial institutions party thereto and GCCP II Agent, LLC (incorporated by reference to Exhibit 10.21 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.25*†	Vendor Agreement, dated as of April 19, 2023, by and among GCCP II Agent, LLC, C. Rae Interiors, Ltd. and Pinstripes Inc. (incorporated by reference to Exhibit 10.22 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.26*†	Loan Agreement, dated as of March 7, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.23 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

Exhibit Number	Description of Exhibit
10.27*†	Pledge and Security Agreement, dated as of March 7, 2023, by and among Pinstripes Inc., Pinstripes Hillsdale LLC, Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Silverview Credit Partners LP (incorporated by reference to Exhibit 10.24 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.28*†	Continuing Guaranty Agreement, dated as of March 7, 2023, by and among Pinstripes Inc., Pinstripes Hillsdale LLC, Pinstripes at Prairiefire, Inc., Pinstripes Illinois, LLC, and Silverview Credit Partners LP (incorporated by reference to Exhibit 10.25 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.29*†	First Amendment to Loan Agreement and First Amendment to Pledge and Security Agreement, dated as of April 19, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.26 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.30*†	Second Amendment to Loan Agreement and Limited Consent, dated as of July 27, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.27 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.31*†	Third Amendment to Loan Agreement and Limited Consent, dated as of August 9, 2023, by and among Pinstripes, Inc., Silverview Credit Partners LP, and other institutional investors from time to time (incorporated by reference to Exhibit 10.28 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

10.32*	Agreement of Sale and Purchase, dated as of July 2, 2014, between Pinstripes Northbrook, LLC, and 30 West Pershing, LLC, for the Sale and Purchase of Pinstripes Northbrook, 1150 Willow Road, Northbrook, Illinois (incorporated by reference to Exhibit 10.29 to Banyan Acquisition Corporation’s Registration Statement on Form S-4/A, filed with the SEC on November 28, 2023).

16.1**	Letter of Marcum LLP.

16.2**	Letter of Ernst & Young LLP.

21.1**	List of Subsidiaries

99.1**	Unaudited Condensed Consolidated Financial Statements of Pinstripes, Inc. and its subsidiaries as of October 15, 2023 and for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022.

99.2**	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and its subsidiaries as of and for the twelve and twenty-four weeks ended October 15, 2023 and for the year ended April 30, 2023.

99.3**	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Pinstripes as of October 15, 2023 and for the twelve and twenty-four weeks ended October 15, 2023 and October 9, 2022.

Exhibit Number	Description of Exhibit
99.4**	Press Release, dated December 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 *         Previously filed.

**        Filed herewith.

†          Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

PINSTRIPES HOLDINGS, INC.

By:	/s/ Anthony Querciagrossa
Name:	Anthony Querciagrossa
Title:	Chief Financial Officer